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                                                                    Exhibit 99.2


                     REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULE



To the Board of Directors of
Splitrock Services, Inc.

Our audits of the financial statements referred to in our report dated March 24, 1999 appearing in Part One of this Registration Statement on Form S-1 also included an audit of the financial statement schedule listed in Part Two of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.


PricewaterhouseCoopers LLP

Houston, Texas
March 24, 1999